Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made as of June 30, 2009,

AMONG:

COMBINATORX, INCORPORATED, a corporation incorporated under the laws of Delaware (the “Company”)

- and -

Each of the Persons Listed on Schedule A (the “Neuromed US Investors”)

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Each of the Persons Listed on Schedule B (the “Company Investors”; the Neuromed US Investors and the Company Investors are sometimes hereinafter collectively referred to as the “Investors”)

RECITALS:

WHEREAS, the Company, PawSox, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company (“Merger Sub”), Neuromed Pharmaceuticals Inc., a Delaware corporation (“Neuromed US”), Neuromed Pharmaceuticals Ltd., a company existing under the laws of the Province of British Columbia, Canada, and Kurt C. Wheeler, as representative of the stockholders of Neuromed US, are parties to an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which the Company, Merger Sub and Neuromed US intend to effect a merger (the “Merger”) of Merger Sub with and into Neuromed US with Neuromed US to be the surviving corporation of the Merger.

WHEREAS, as more fully described in the Merger Agreement, at the Effective Time, outstanding shares of Neuromed US capital stock shall be converted into the right to receive Company Shares (as defined below) on the terms and conditions set forth in the Merger Agreement (the “Initial Merger Consideration”) and/or the right to receive additional Company Shares, if any (together with the Initial Merger Consideration, the “Merger Consideration”), upon the achievement of the milestones set forth in the Escrow Agreement.

WHEREAS, the Company has agreed to enter into this Agreement, pursuant to which the Company has agreed to provide to the Investors certain contractual rights to have the Company Shares held by them registered under the 1933 Act and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws.

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THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follow:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1 Definitions

Unless otherwise set forth in this Agreement, all capitalized terms shall have the meaning set forth in the Merger Agreement. In this Agreement, the following words and terms have the meanings set out below:

“1933 Act” means the United States Securities Act of 1933, as amended.

“1934 Act” means the United States Securities Exchange Act of 1934, as amended.

“Affiliate” has the meaning given to it in the 1933 Act.

“Business Day” means a day that is not (i) a Saturday or Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by law to be closed in the Commonwealth of Massachusetts.

“Company Shares” means shares of common stock of the Company, par value $0.001 per share.

“Demand Registration” means the registration of Registrable Securities by the Company pursuant to Section 2.1.

“Form S-1”, “Form S-3” and “Form S-4” mean such respective forms under the 1933 Act or any successor registration forms to such forms under the 1933 Act subsequently adopted by the SEC.

“Holder” means any of the Investors or any assignee to whom Registrable Securities are transferred in accordance with
Article 8, for so long as they continue to hold Registrable Securities.

“Initiating Holders” means, in respect of any Demand Registration, the one or more Holders that deliver the written request for such Demand Registration to the Company.

“Piggy-Back Registration” means the registration of Registrable Securities by the Company pursuant to Section 2.2.

“register”, “registered”, and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act which is declared effective in accordance with the provisions of the 1933 Act.

“Registrable Securities” means (i) in the case of a Neuromed US Investor, Company Shares issued to such Holder as Merger Consideration (including all Escrow Shares), (ii) in the case of a Company Investor, the Company Shares that such Company Investor beneficially owns and has sole or shared voting power as of the Effective Time, the total number of which are set forth opposite such Company Investor’s name on Schedule B

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(which Schedule B may be updated automatically prior to the Effective Time as described on Schedule B) and (iii) any Company Shares issued in connection with a stock dividend, stock split, recapitalization, conversion or other similar distribution with respect to, in exchange for, or in replacement of any Company Shares described in clauses (i) or (ii) (the Company Shares included in clauses (i), (ii) and (iii) being the “Covered Shares”), but excludes:

(A)	Covered Shares that were registered pursuant to an effective registration statement and disposed of in accordance with the registration statement covering them; or

(B)	Covered Shares that were sold publicly pursuant to Rule 144 of the 1933 Act.

“Related Group” means, in relation to a Holder, the Holder’s general or limited partners, manager, members, retired members, any subsidiaries, Affiliates or successor funds of, or any entity or fund managed by or under common control or management with, the Holder or managed by an Affiliate of the manager of the Holder, or any Affiliate of the general partner or manager of the Holder.

“SEC” means the United States Securities and Exchange Commission.

“Special Registration Statement” means a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the 1933 Act or other transaction registered on Form S-4 (or substantially similar form under the 1933 Act), including the Form S-4 Registration Statement to be filed by the Company in connection with the Merger.

“Underwriter Cutback” means the right of the underwriters to exclude Registrable Securities in an underwritten offering pursuant to Section 5.4.

1.2 Certain Rules of Interpretation

In this Agreement:

(a)	Consent - Whenever a provision of this Agreement requires an approval or consent and such approval or consent is not delivered within the applicable time limit then, unless otherwise specified, the party whose consent or approval is required is conclusively deemed to have withheld its approval or consent.

(b)	Governing Law - This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware and the federal laws of the United States applicable therein. Any action, suit or proceeding arising out of or relating to this Agreement shall be brought in the federal or state Courts in the Commonwealth of Massachusetts, Suffolk County, and each of the parties hereby irrevocably submits to the jurisdiction of such courts.

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(c)	Headings - Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(d)	Including - Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(e)	Number and Gender - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(f)	Severability - If, in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision is, as to such jurisdiction, ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

(g)	Statutory References - A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation that amends, supplements or supersedes any such statute or any such regulation.

(h)	Time - Time is of the essence in the performance of the parties’ respective obligations.

(i)	Time Periods - Unless otherwise specified, time periods within or following which any act is to be done are calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day if the last day of the period is not a Business Day.

(j)	No Strict Construction - The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

1.3 Schedules

Schedule A and B are an integral part of this Agreement.

ARTICLE 2

U.S. REGISTRATION RIGHTS

2.1 Demand Registration

Subject to the limits set out in Article 3, if the Company receives a written request from one or more Holders that the Company file a registration statement (and any related registration or

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compliance documents or information) covering the registration of all or part of the Registrable Securities held by such Holders, including a shelf registration statement on Form S-3 under Rule 415 promulgated under the 1933 Act, then the Company will, within 5 Business Days following receipt of the request, give written notice of the request to all Holders (and any related registration or compliance documents or information) and will afford each Holder an opportunity to include in such registration statement all or any part of the Registrable Securities held by such Holder, provided that no such registration shall become effective until after the Effective Time. Each Holder other than the Initiating Holders that wishes to include in any such registration statement all or part of the Registrable Securities held by it must send a written notice to the Company within 15 Business Days after receipt of the Company’s notice, stating the number and intended manner of disposition of the Registrable Securities to be included in the registration statement. Following this 15 Business Day period, the Company will, subject to the Underwriter Cutback and the provisions of Article 3, use its commercially reasonable efforts to effect, as soon as practicable, a registration on, at the Company’s option, the appropriate form (and to keep such registration effective for at least the Effectiveness Period (as defined below)) and such registration or compliance documents or information as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as specified by the Holders.

2.2 Piggy-Back Registration

If the Company proposes to register any Company Shares or other equity securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a Special Registration Statement or pursuant to a Demand Registration), the Company will, at all such times, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within 20 Business Days after receipt of such notice by the Holder, the Company will, subject to the Underwriter Cutback, use its commercially reasonable efforts to cause a registration statement that covers all of the Registrable Securities that each such Holder has requested to be registered to become effective under the 1933 Act.

ARTICLE 3

LIMITS ON REGISTRATION RIGHTS

3.1 Number of Demand Registrations

During the term of this Agreement, the Company is obligated to effect up to two (2) Demand Registrations in which any Neuromed US Investor is the Initiating Holder and up to two (2) Demand Registrations in which any Company Investor is the Initiating Holder.

3.2 Exceptions to Registration Rights

The Company:

(a)	is not required to effect a Demand Registration:

(i)	for a period of up to 90 days if, at the time of the request of such registration:

(A)	the Company is engaged, or has firm plans to engage (as evidenced by a signed engagement letter) in a firm commitment underwritten public offering of Company Shares in which the Holders of Registrable Securities are entitled to include (subject to the Underwriter Cutback) Registrable Securities pursuant to a Piggy-Back Registration, provided that the Company can rely on this Section 3.2(a)(i)(A) no more than once in any twelve-month period; or

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(B)	the Company is engaged in a self-tender or exchange offer, and the filing of a registration statement would cause a violation of the 1934 Act; or

(ii)	during the 90-day period following the closing by the Company of a firm commitment underwritten public offering of Company Shares in which the Holders of Registrable Securities were entitled to include (subject to the Underwriter Cutback) Registrable Securities pursuant to a Piggy-Back Registration.

(b)	is not required to effect a Demand Registration if the anticipated aggregate net proceeds of the offering to the Initiating Holders are less than $500,000 (net of discounts and commissions).

(c)	may defer a Demand Registration for a period of not more than 90 days, but only if:

(i)	the Company furnishes to the Holders requesting the registration a certificate signed by the President and Chief Executive Officer of the Company stating that, in the good faith judgment of the board of directors of the Company, effecting the registration would materially impede the ability of the Company to consummate a significant transaction (the 90-day deferral period beginning on the date that such certificate is sent to the Holders); and

(ii)	the Company has not deferred a filing in reliance on this Section during the previous 12-month period;

(d)	may defer a Demand Registration if the board of directors of the Company determines in good faith that such registration would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, until the earlier of:

(i)	10 days following the date upon which such material information is disclosed to the public or ceases to be material; and

(ii)	60 days after the date of the request of the Holders; and

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(e)	is not required to effect a Demand Registration on Form S-1 if, at the time of the request for such Demand Registration, the Company (i) does not have a class of securities registered pursuant to Section 12(b) of the 1934 Act or a class of equity securities registered pursuant to Section 12(g) of the 1934 Act and (ii) is not required to file reports pursuant to Section 15(d) of the 1934 Act.

ARTICLE 4

EXPENSES

4.1 Expenses

Subject to Section 4.2 and Section 4.3, to the fullest extent permitted by applicable law, the Company will bear all expenses relating to the registration of Registrable Securities pursuant to the terms hereof, including reasonable legal fees and expenses of one counsel to the Holders, and all registration, filing, printing and accounting fees, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority (FINRA), transfer taxes, fees of transfer agents and registrars, and costs of insurance incurred in connection with all Demand Registrations and Piggy-Back Registrations.

4.2 Expenses upon Withdrawal of Request

The Company is not required to pay for any expenses pursuant to Section 4.1 of any Demand Registration if the registration request is subsequently withdrawn at any time at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders will bear such expenses pro rata based on the number of Registrable Securities to be registered by the participating Holders), unless at the time of any such withdrawal, the (i) Holders have learned of a material adverse change in the condition, business or prospects of the Company (other than a change in market demand for Company Shares or in the market price of Company Shares) from that known to the Holders of a majority of the Registrable Securities to be registered at the time of the Initiating Holders’ request, that makes the proposed offering unreasonable in the good faith judgment of the Holders of a majority of the Registrable Securities to be registered (in which case the withdrawn registration statement is deemed not to be a Demand Registration for purposes of Section 3.1) or (ii)(x) if the Initiating Holder in such Demand Registration is a Company Investor, such Initiating Holder elects to forego one (1) Demand Registration to which it is otherwise entitled under Section 3.1 or (y) if the Initiating Holder in such Demand Registration is a Neuromed US Investor, the Neuromed US Investor holding a majority of the Registrable Securities to be registered in such Demand Registration elect to forego one (1) Demand Registration to which they are otherwise entitled under Section 3.1.

4.3 Underwriting Discounts and Commissions

All underwriting discounts and selling commissions relating to Registrable Securities included in any Demand Registration or Piggy-Back Registration will be borne and paid ratably by the Holders whose Registrable Securities are so included.

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ARTICLE 5

UNDERWRITING

5.1 Underwriting in Demand Registration

If the Initiating Holders intend to distribute the Registrable Securities covered by their request for a Demand Registration by means of an underwriting, they will so advise the Company as part of their request for such registration, and the Company will include such information in the written notice to be provided to all other Holders. The right of any Holder to include its Registrable Securities in such registration is conditional upon such Holder’s participation in such underwriting (unless otherwise mutually agreed upon by the Initiating Holders) to the extent provided in this Agreement. All parties proposing to distribute their securities through such underwriting will (together with the Company as required under this Agreement) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company with the approval of the Initiating Holders. If such underwriter is not acceptable to the Initiating Holders, such Initiating Holders may select an underwriter or underwriters which are reasonably acceptable to the Company.

5.2 Underwriting in Piggy-Back Registration

In connection with any offering pursuant to Section 2.2 involving an underwriting of Company Shares being issued by the Company, the Company will include in such underwriting any Registrable Securities that Holders wish to include, but only if such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriter(s) selected by it.

5.3 Limitations

No Holder is required, in connection with any underwriting agreement entered into pursuant to Section 5.1 or Section 5.2, to make any representations or warranties or provide indemnification except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution. The liability of any Holder in connection with such underwriting agreement is to be limited to an amount equal to the net proceeds received by such Holder from the offering (after deduction of all underwriters’ discounts and commissions paid by the Holder in connection with the offering).

5.4 Underwriter Cutback

If the underwriter for the offering in connection with:

(a)	a Demand Registration advises the Initiating Holders (in writing) that it is of the opinion that inclusion of certain Registrable Securities would adversely affect the marketing of the Company Shares to be underwritten, then the Initiating Holders will so advise the Company and all Holders of Registrable Securities that would otherwise be underwritten pursuant to this Agreement, and the Company is required to include in the registration only the number of Company Shares that the underwriter believes marketing factors allow; or

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(b)	any offering pursuant to Section 2.2, advises the participating Holders (in writing) that it is of the opinion that inclusion of certain Registrable Securities would adversely affect the marketing of the Company Shares to be underwritten, then the Company is required to include in the registration only the number of Company Shares that the underwriter believes marketing factors allow, provided that in no event will the Registrable Securities held by the Holders be reduced below 33% of the total number of Company Shares to be sold.

5.5 Allocation of Cutback

(a)	If the number of Company Shares to be included in a Demand Registration is subject to an Underwriter Cutback pursuant to Section 5.4(a), the Company Shares that would otherwise be included will be reduced pro rata in accordance with the number of Company Shares then held by each Holder (excluding for these purposes all Milestone Shares then subject to the Escrow Agreement).

(b)	If the number of Company Shares to be included in a Piggy-Back Registration is subject to an Underwriter Cutback pursuant to Section 5.4(b), the Company Shares that would otherwise be included will be reduced in the following order:

(i)	first, all outstanding Company Shares held by stockholders of the Company other than the Holders will be excluded from the offering to the extent required;

(ii)	second, if further limitation is required, then the outstanding Company Shares that would otherwise be included will be reduced pro rata in accordance with the number of Company Shares then held by each Holder (excluding for these purposes all Milestone Shares then subject to the Escrow Agreement).

ARTICLE 6

OBLIGATIONS OF THE COMPANY

6.1 Effecting a Registration

If the Company is required under this Agreement to use its commercially reasonable efforts to effect a Demand Registration, the Company will:

(a)	as expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use, subject to the other provisions of this Agreement, its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered under the registration statement, keep such registration statement effective for up to 12 months or until such earlier time as all of the Registrable Securities included in such registration statement are sold pursuant to such registration statement (such 12 month or shorter period, the “Effectiveness Period”); provided that if the Company notifies such Holders of a Suspension (as defined below), the maximum duration of the Effectiveness Period shall be extended by one (1) day for each day that such Suspension is in effect.

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(b)	use its commercially reasonable efforts to resolve any regulatory comments and satisfy any regulatory deficiencies in respect of the registration statement and the prospectus used in connection with such registration statement and, as soon as reasonably practicable after such comments or deficiencies have been resolved or satisfied, prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection with such registration statement, and use its commercially reasonable efforts to cause each such amendment and supplement to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Company Shares covered by such registration statement during the Effectiveness Period;

(c)	(i) not take any action that would cause Rule 172 of the 1933 Act (“Rule 172”) to be unavailable, (ii) advise the Holders promptly of any failure by the Company to satisfy the conditions of Rule 172 and (iii) promptly furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)	use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states and jurisdictions as is reasonably requested by the Holders except that the Company is not required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or file a general consent to service of process in any such state or jurisdiction;

(e)	upon any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the lead underwriter(s) of such offering;

(f)	notify each Holder covered by such registration statement, at any time:

(i)	of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; or

(ii)	upon the occurrence or existence of any pending corporate development that, in the good faith judgment of the Company, makes it appropriate to suspend the availability of the registration statement and the related prospectus.

In either of such cases, the Company will give written notice to the Holders that the availability of the registration is suspended (which notice need not specify the

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nature of the event giving rise to such suspension) and the Holders will immediately suspend any further sale of Registrable Securities pursuant to the registration. The Company will use its commercially reasonable efforts to amend or supplement as expeditiously as possible such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Holder agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in this Section 6.1(f) (a “Suspension”), such Holder will discontinue its distribution of Registrable Securities until such Holder is advised in writing by the Company that such Suspension is no longer effective. The Company agrees to use its commercially reasonable efforts to take such steps as are necessary to terminate any such Suspension within thirty (30) days of the commencement of such Suspension. Provided that a Suspension is not in effect, any Holder may sell Company Shares under such registration statement upon compliance with such Holders obligations under this Section 6.1;

(g)	notify each Holder whose Registrable Securities are covered by such registration statement:

(i)	when the registration statement has become effective;

(ii)	when any post-effective amendment to the registration statement becomes effective; and

(iii)	of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information;

(h)	in an underwritten offering, furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement:

(i)	copies of an opinion or opinions, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters; and

(ii)	copies of a letter dated such date, from the auditors of the Company, in form and substance as is customarily given by auditors to underwriters in an underwritten public offering, addressed to the underwriters;

(i)	apply for listing and use its commercially reasonable efforts to list the Registrable Securities being registered on any national securities exchange on which a class of the Company’s equity securities is listed; and

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(j)	without in any way limiting the types of registrations to which this Agreement applies, if the Company effects a “shelf registration” on Form S-3 under Rule 415 promulgated under the 1933 Act, take all necessary action, including the filing of post-effective amendments, to permit the Holders to include their Registrable Securities in such registration in accordance with the terms of this Agreement.

6.2 Resales Under Rule 144 or Pursuant to Form S-3

With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Holder to sell Company Shares to the public without registration, and with a view to making it possible for Holders to have the resale of the Registrable Securities registered pursuant to a Demand Registration on Form S-3, the Company will:

(a)	use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

(b)	use its commercially reasonable efforts to take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

(c)	use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

(d)	furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon written request:

(i)	a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the 1934 Act, or as to its eligibility as a registrant whose securities may be resold pursuant to Form S-3;

(ii)	such other documents as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such Company Shares without registration or pursuant to Form S-3.

6.3 Furnish Information

The obligations of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities of any Holder is conditional upon such Holder furnishing to the Company such information regarding itself, the Registrable Securities and the intended method of disposition of such securities, as is required to effect the registration of Registrable Securities.

6.4 No Obligation to Complete Offering

The Company is under no obligation to complete any offering of its securities it proposes to make in connection with a Piggy-Back Registration and will incur no liability to any Holder for its failure to do so.

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ARTICLE 7

INDEMNIFICATION

7.1 Indemnification by Company

(a)	If any Registrable Securities are included in a prospectus or a registration statement under this Agreement, the Company will indemnify and hold harmless each Holder and the officers, directors, general or limited partners, members, Affiliates, agents and employees of each such Holder, any underwriter (within the meaning of the 1933 Act) for each such Holder and each person, if any, that controls each such Holder or underwriter (within the meaning of the 1933 Act), against any losses (other than loss of profit), claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect of them) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):

(i)	any untrue statement or alleged untrue statement of a material fact contained in such prospectus or registration statement (including any preliminary prospectus or final prospectus contained in the registration statement) or any amendments or supplements to them;

(ii)	the omission or alleged omission to state in the prospectus or registration statement (including any preliminary or final prospectus contained in the registration statement) a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances in which they were made, not misleading; or

(iii)	any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law, any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law in connection with any matter relating to such prospectus or registration statement.

(b)	The Company will reimburse each such Holder, officer, director, general or limited partner, member, Affiliate, agent, employee, underwriter or controlling person for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action.

(c)	The Company is not liable under the indemnity contained in this Section 7.1:

(i)	in respect of amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent may not be unreasonably withheld, delayed or conditioned); or

(ii)	to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder, underwriter or controlling person.

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7.2 Indemnification by Holder

(a)	Each Holder that includes any Registrable Securities in any prospectus or registration statement will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the prospectus or registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, each employee, agent, and any underwriter for the Company, and any other Holder selling securities in such prospectus or registration statement or any of its directors, officers, general or limited partners, members, agents or employees or any person who controls such other Holder or such underwriter, against any losses (other than loss of profits), claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, employee, agent or underwriter, or such other Holder, or any such director, officer, general or limited partner, member, agent, employee or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case only to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration.

(b)	Each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent, underwriter or controlling person, or such other Holder, or any such officer, director, general or limited partner, member, agent, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action.

(c)	The liability of any Holder under this indemnity is limited to the amount of net proceeds (after deduction of all underwriters’ discounts and commissions paid by such Holder in connection with the registration in question) received by such Holder in the offering giving rise to the Violation.

(d)	A Holder is not liable under the indemnity contained in this Section 7.2 in respect of amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent may not be unreasonably withheld, delayed or conditioned).

(e)	All obligations of the Holders under this Agreement are several, not joint or joint and several.

7.3 Indemnification Procedure

(a)	Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action (including any governmental action), such

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indemnified party will, if a claim in respect of such action is to be made against any indemnifying party under this Article, deliver to the indemnifying party a written notice of the commencement of the action, and the indemnifying party may participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume and control the defense of such action with counsel mutually satisfactory to the parties.

(b)	An indemnified party may retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such indemnified party and any other party represented by such counsel in such proceeding.

(c)	The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Article to the extent of such prejudice, but the omission to deliver written notice to the indemnifying party does not relieve it of any liability that it may have to any indemnified party otherwise than to the extent specifically provided in this Article.

7.4 Contribution

If the indemnification provided for in this Article 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to in this Agreement, then the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the amount of net proceeds (after deduction of all underwriters’ discounts and commissions paid by such Holder in connection with the registration in question) received by such Holder in the offering giving rise to the events described in this Section 7.4; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. The relative fault of the indemnifying party and of the indemnified party is to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Registration Rights Agreement – Page 16

7.5 Survival of Indemnities

The obligations of the Company and the Holders under this Article survive the completion of any offering of Registrable Securities under a prospectus or in a registration statement whether under this Agreement or otherwise.

ARTICLE 8

ASSIGNMENT OF REGISTRATION RIGHTS

8.1 Assignment

The rights of the Holders under this Agreement may be assigned by any Holder: (i) to any member of the Related Group of the Holder; (ii) to any general or limited partner (current or former), member or stockholder of such Holder or transferee or an account managed or advised by the manager or adviser of such Holder or transferee who acquires Company Shares from the Holder; (iii) to a trust in respect of which such Holder serves as trustee, provided however that the trust instrument governing such trust shall provide that such Holder, as trustee, shall retain sole and exclusive control over the voting and disposition of such rights until the termination of this Agreement; or (iv) to any transferee that acquires at least 15% of the Registrable Securities owned by a Holder.

8.2 Conditions to Transfer from a Holder

Any transferee to whom rights under this Agreement are transferred from a Holder:

(a)	as a condition to such transfer, will promptly deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a Holder under this Agreement; and

(b)	is deemed to be a Holder under this Agreement.

ARTICLE 9

MISCELLANEOUS PROVISIONS

9.1 Amending or Supplementing Prospectuses or Registration Statements

Whenever a registration statement covering Registrable Securities pursuant to this Agreement is effective, and the Company determines that, based upon advice of counsel, such registration statement (or a prospectus contained therein) requires amendment or supplementing, the Company will notify all Holders of such fact and will promptly cause such prospectus or registration statement to be amended or supplemented, as the case may be, and will notify all Holders when such amendment or supplement has been filed and, as to any such amendment of a registration statement, declared effective. Holders will not sell any Registrable Securities until such latter notice is provided. If the board of directors of the Company reasonably determines that it would not be in the best interests of the Company to so amend or supplement the prospectus or registration statement at such time, the Company is entitled to delay the filing of such amendment or supplement for a period not to exceed 60 days.

Registration Rights Agreement – Page 17

9.2 Termination of Registration Rights

The registration obligations of the Company pursuant to this Agreement terminate, with respect to any Holder, on the earliest of:

(a)	the date that is four years following the Closing Date of the Merger;

(b)	the date upon which no securities of the Company held by such Holder are Registrable Securities; and

(c)	such time as all of such Holder's Registrable Securities become eligible for sale pursuant to Rule 144(b)(1)(i) under the 1933 Act; provided, however, with respect to this clause (c), a period of at least one year, as determined in accordance with paragraph (d) of Rule 144 under the 1933 Act, has elapsed since the later of the date such securities were acquired from the Company or an Affiliate of the Company.

No right or obligation of any party to this Agreement shall survive termination of the Merger Agreement or the abandonment of the Merger.

9.3 Merger, Etc.

Upon any merger, amalgamation, consolidation, arrangement or other reorganization involving the Company in which Holders receive, in exchange for their Registrable Securities, securities of any entity that are not freely tradable, the rights of the Holders under this Agreement shall remain in effect, except that such rights shall relate to the securities received by the Holders upon such exchange.

ARTICLE 10

GENERAL

10.1 Notices

All notices, requests, consents and demands must be in writing and must be personally delivered (effective upon receipt), faxed (effective upon receipt of the fax in complete, readable form), or sent via a reputable overnight courier service (effective the following Business Day), to the Company at:

If to Company, to:

CombinatoRx, Incorporated
245 First Street
Third Floor
Cambridge, Massachusetts 02142
Facsimile No.: (617) 301-7460
Attention:	Robert Forrester
Jason F. Cole, Esq.

Registration Rights Agreement – Page 18

with a copy sent at the same time and by the same means to:

Goodwin Procter LLP
Exchange Place Boston, Massachusetts 02109 Facsimile No.: (617) 523-1231
Attention:	Stuart M. Cable, Esq.
Joseph L. Johnson III, Esq.

or to the Neuromed US Investors at their respective addresses set out on Schedule A hereto, or, in any case, as notified in writing to the other parties to this Agreement,

with a copy sent at the same time and by the same means to:

WilmerHale
60 State Street
Boston, Massachusetts 02109
Facsimile No.: (617) 526-5000
Attention:	Peter N. Handrinos, Esq.

or to the Company Investors at their respective addresses set out on Schedule B hereto, or, in any case, as notified in writing to the other parties to this Agreement,

with a copy sent at the same time and by the same means to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Facsimile No.: (650) 463-2600
Attention:	Christopher L. Kaufman, Esq.

10.2 Amendments, Waivers and Consents

Prior to the Effective Time, modifications or amendments to this Agreement may be made, and compliance with any covenant or provision of this Agreement may be omitted or waived, if the Company agrees to such modification, amendment or waiver and the Company obtains the consent in writing from each of the Neuromed US Investors and each of the Company Investors. From and after the Effective Time, modifications or amendments to this Agreement may be made, and compliance with any covenant or provision of this Agreement may be omitted or waived, if the Company agrees to such modification, amendment or waiver and the Company:

(a)	obtains the consent in writing from Holders that are Neuromed US Investors holding at least 75% of the then outstanding Registrable Securities held by Neuromed US Investors;

(b)	obtains the consent in writing from Holders that are Company Investors holding at least 75% of the then outstanding Registrable Securities held by Company Investors; and

Registration Rights Agreement – Page 19

(c)	in each such case, delivers copies of such consent in writing to any Holders who did not execute the consent,

but only if no Holder, without its consent, is adversely affected by any such modification, amendment or waiver in any manner in which the other Holders are not likewise adversely affected. Any modification or amendment to, or waiver under, this Agreement that would adversely affect a Holder in any manner in which the other Holders are not likewise adversely affected, shall further require the written consent of such Holder.

10.3 Binding Effect

This Agreement inures to the benefit of and is binding upon the heirs, executors, personal representatives, successors (including any successor by reason of amalgamation of any party) and permitted assigns of the parties to this Agreement.

10.4 Assignment by Company

The Company may not assign its obligations under this Agreement or any interest in this Agreement without obtaining the prior written consent of (a) Holders that are Neuromed US Investors holding at least 75% of the then outstanding Registrable Securities held by Neuromed US Investors and (b) Holders that are Company Investors holding at least 75% of the then outstanding Registrable Securities held by Company Investors.

10.5 Execution and Delivery

This Agreement may be executed by the parties in counterparts and may be executed and delivered by facsimile, email or other similar electronic means of transmission and all such counterparts and facsimiles shall together constitute one and the same agreement.

10.6 Specific Performance

The Company recognizes that the rights of the Holders under this Agreement are unique and, accordingly, the Holders will, in addition to such other remedies available to them at law or in equity, have the right to enforce their rights under this Agreement by actions for injunctive relief and specific performance to the extent permitted by law. This Agreement is not intended to limit or abridge any rights of the Holders that exist apart from this Agreement.

10.7 Impact of Termination of the Merger Agreement

This Agreement shall terminate automatically without the further action of any party hereto simultaneously with the termination of the Merger Agreement pursuant to Article VIII thereof or otherwise or the abandonment of the Merger prior to the Effective Time.

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

[signature pages follow]

Signature Page to

Registration Rights Agreement

COMBINATORX, INCORPORATED

By:	/s/ Robert Forrester
Name:	Robert Forrester
Title:	Executive Vice President and
Chief Financial Officer

Signature Page to

Registration Rights Agreement

MPM BIOVENTURES III, L.P.

By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Kurt C. Wheeler
Name:	Kurt C. Wheeler
Title:	Series A Member

MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Kurt C. Wheeler
Name:	Kurt C. Wheeler
Title:	Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P., in its capacity as the Managing Limited Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Kurt C. Wheeler
Name:	Kurt C. Wheeler
Title:	Series A Member

Signature Page to

Registration Rights Agreement

MPM BIOVENTURES III PARALLEL FUND, L.P.

By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Kurt C. Wheeler
Name:	Kurt C. Wheeler
Title:	Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:	/s/ Kurt C. Wheeler
Name:	Kurt C. Wheeler
Title:	Manager

Signature Page to

Registration Rights Agreement

BIOTECHNOLOGY VALUE FUND, L.P.

By:	BVF Partners L.P., its general partner

	By:	BVF Inc., its general partner

		By:	/s/ Mark N. Lampert
Mark N. Lampert President

BIOTECHNOLOGY VALUE FUND II, L.P.

By:	BVF Partners L.P., its general partner

	By:	BVF Inc., its general partner

		By:	/s/ Mark N. Lampert
Mark N. Lampert President

BVF INVESTMENTS, L.L.C.

By:	BVF Partners L.P., its manager

	By:	BVF Inc., its general partner

		By:	/s/ Mark N. Lampert
Mark N. Lampert President

INVESTMENT 10, L.L.C.

By:	BVF Partners L.P., its attorney-in-fact

	By:	BVF Inc., its general partner

		By:	/s/ Mark N. Lampert
Mark N. Lampert President

Signature Page to

Registration Rights Agreement

BVF PARTNERS L.P.

By:	BVF Inc., its general partner

	By:	/s/ Mark N. Lampert
Mark N. Lampert President

BVF INC.

By:	/s/ Mark N. Lampert
Mark N. Lampert President

Signature Page to

Registration Rights Agreement

WORKING OPPORTUNITY FUND (EVCC) LTD.

By:	GrowthWorks Capital Ltd., its Manager

By:	/s/ Patrick R. Brady_
Name:	Patrick R. Brady
Title:	Vice President, Investments

JAMES RICHARDSON & SONS, LIMITED

By:	/s/ Hartley T. Richardson
Name:	Hartley T. Richardson
Title:	President and Chief Executive Officer